UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2005

Intervoice, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-15045	75-1927578
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17811 Waterview Parkway,
Dallas, Texas 75252
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (972) 454-8000

Not applicable
(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

     On March 22, 2005, Intervoice, Inc. (the “Company”) issued a press release announcing that the Company currently expects to report revenues for the quarter ended February 28, 2005 in the $48 million to $50 million range. A copy of the press release is furnished herewith as Exhibit 99.1 and the third sentence of the second paragraph is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

     On March 22, 2005, the Company issued a press release announcing that a leading global financial services firm selected the Company to host a self-service retail banking application system and a credit card services application system. In addition, the Company will sign a 14-month contract extension with the same financial services firm. The combined value of the new orders and contract extension is currently estimated to be $6.5 million. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

     On March 22, 2005, the Company also announced in the press release described in Item 2.02 of this Form 8-K that it has paid off its debt obligation on its buildings in Dallas, Texas, and has reduced the balance on its line of credit to zero. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference

Item 9.01. Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired.

     Not applicable.

     (b) Pro Forma Financial Information.

     Not applicable.

     (c) Exhibits.

Exhibit
Number	Exhibit Title
99.1	Press Release of the Company dated March 22, 2005

99.2	Press Release of the Company dated March 22, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVOICE, INC.

By:	/s/ Craig E. Holmes

Craig E. Holmes
Executive Vice President and Chief Financial Officer

Date: March 28, 2005

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
99.1	Press Release of the Company dated March 22, 2005

99.2	Press Release of the Company dated March 22, 2005